Exhibit 99.2
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[ALLEGHENY ENERGY GRAPHIC OMITTED]

                                                                  NEWS RELEASE

Media contact:                             Investor Relations contact:
Janice D. Lantz                            Max Kuniansky
Director, Commercial Communications        Director, Investor Relations
800 Cabin Hill Drive                       800 Cabin Hill Drive
Greensburg, Pa.  15601-1689                Greensburg, Pa. 15601-1689
Phone: (724) 838-6984                      Phone: (724) 838-6895
Media Hotline: 1-888-233-3583              E-Mail: mkunian@alleghenyenergy.com
E-Mail: jlantz@alleghenyenergy.com


FOR IMMEDIATE RELEASE


                    Allegheny Energy Signs Coal Agreements

Greensburg, Pa., August 4, 2004 - Allegheny Energy, Inc. (NYSE: AYE) today announced that it has entered into multi-year coal supply agreements with CONSOL Energy Inc., for certain power generating facilities. These new agreements contract for 5.3 million tons of coal in 2005, 4.8 million tons of coal in 2006 and 2.3 million tons of coal in 2007. As a result of these new agreements, Allegheny's projected coal requirements for 2005 are almost 90 percent contracted and requirements for 2006 are approximately 50 percent contracted.

"In the current market environment, we're pleased to have hedged most of our 2005 coal requirements. Our average coal price for 2005 will be about $34 per ton, up 11 percent over 2004," said Paul J. Evanson, Chairman and CEO.

Headquartered in Greensburg, Pa., Allegheny Energy is an integrated energy company with a portfolio of businesses, including Allegheny Energy Supply, which owns and operates electric generating facilities, and Allegheny Power, which delivers low-cost, reliable electric and natural gas service to about four million people in Pennsylvania, West Virginia, Maryland, Virginia and Ohio. More information about Allegheny Energy is available at www.alleghenyenergy.com.

Forward-Looking Statements
--------------------------

In addition to historical information, this release contains a number of "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These include statements with respect to: regulation and the status of retail generation service supply competition in states served by Allegheny Energy's delivery business, Allegheny Power; results of litigation; financing plans; demand for energy and the cost and availability of inputs; demand for products and services; capacity purchase commitments; results of operations; capital expenditures; regulatory matters; internal controls and procedures and accounting issues; and stockholder rights plans. Forward-looking statements involve estimates, expectations, and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Factors that could cause actual results to differ materially include, among others, the following: execution of restructuring activity and liquidity enhancement plans; complications or other factors that render it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis; general economic and business conditions; changes in access to capital markets; the continuing effects of global instability, terrorism, and war; changes in industry capacity, development, and other activities by Allegheny's competitors; changes in the weather and other natural phenomena; changes in technology; changes in the price of power and fuel for electric generation; the results of regulatory proceedings, including those related to rates; changes in the underlying inputs, including market conditions, and assumptions used to estimate the fair values of commodity contracts; changes in laws and regulations applicable to Allegheny, its markets, or its activities; environmental regulations; the loss of any significant customers and suppliers; the effect of accounting policies issued periodically by accounting standard-setting bodies; additional collateral calls; and changes in business strategy, operations, or development plans. Additional risks and uncertainties are identified and discussed in Allegheny Energy's reports filed with the Securities and Exchange Commission.


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